                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             POST PROPERTIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          (POST PROPERTIES, INC. LOGO)

                                 March 31, 2001

Dear Shareholder:

     We cordially invite you to attend the 2001 Annual Meeting of Shareholders of Post Properties, Inc. to be held on Tuesday, May 22, 2001, at 9:00 a.m. local time, at One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327-3057.

     The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

     Please date, sign, and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

     On behalf of your board of directors, thank you for your continued support and interest in Post Properties, Inc.

                                     Sincerely,

                                     (/s/ JOHN A. WILLIAMS)
                                     John A. Williams
                                     Chairman of the Board and
                                     Chief Executive Officer

                          (POST PROPERTIES, INC. LOGO)

                             POST PROPERTIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 22, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Post Properties, Inc. will be held at One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327-3057, on Tuesday, May 22, 2001 at 9:00 a.m., local time, for the following purposes:

          (1) To elect one director to serve until the 2003 Annual Meeting of Shareholders, and three directors to serve until the 2004 Annual Meeting of Shareholders; and

          (2) To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Only the holders of record of common stock of Post Properties at the close of business on March 13, 2001 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment of the meeting. A list of shareholders as of the close of business on March 13, 2001, will be available at the Annual Meeting of Shareholders for examination by any shareholder, his agent, or his attorney.

     Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,

                                          (/s/ Sherry W. Cohen)
                                          Sherry W. Cohen
                                          Executive Vice President
                                          and Secretary

Atlanta, Georgia
March 31, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                             POST PROPERTIES, INC.
                                 ONE RIVERSIDE
                       4401 NORTHSIDE PARKWAY, SUITE 800
                          ATLANTA, GEORGIA 30327-3057

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 2001

     Our 2001 Annual Meeting of Shareholders (the "Annual Meeting") will be held on May 22, 2001, at One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327, beginning promptly at 9:00 a.m. local time. The enclosed form of proxy is solicited by our board of directors. We anticipate that this Proxy Statement and the accompanying proxy will first be mailed to holders of our common stock on or about March 31, 2001.

Q:  WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A: You are receiving a Proxy Statement and proxy card from us because you own shares of our common stock. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint John A. Williams and John T. Glover as your representatives at the meeting. Mr. Williams and Mr. Glover will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Williams and Mr. Glover will vote your shares, under your proxy, in accordance with their best judgment.

Q:  WHAT IS THE RECORD DATE?

A: The record date is set for March 13, 2001. Only holders of common stock of record as of the close of business on this date will be entitled to vote at the Annual Meeting.

Q:  HOW MANY SHARES ARE OUTSTANDING?

A: As of the record date, we had 38,763,900 shares of common stock outstanding in addition to 5,178,811 outstanding units of limited partnership in Post Apartment Homes, L.P., which are exchangeable for shares of common stock on a one-for-one basis.

Q:  WHAT AM I VOTING ON?

A: You are being asked to vote on the election of four directors. No cumulative rights are authorized and dissenters' rights are not applicable to the matter being voted upon. The section entitled "Election of Directors" gives you more information on the nominees for election to our board of directors.

Q:  HOW DO I VOTE?

A:  YOU MAY VOTE BY MAIL.

You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you return a signed card but do not provide voting instructions, your shares will be voted for the four named nominees.

     YOU MAY VOTE IN PERSON AT THE MEETING.

We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares through a brokerage account but do not have a physical share certificate, you must request a legal proxy from your stockbroker in order to vote at the meeting.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in Post Properties.

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q:  WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A: You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

     - signing another proxy with a later date,

     - voting in person at the Annual Meeting, or

     - giving written notice to the Secretary of Post Properties.

Q:  HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

A:  Shares are counted as present at the meeting if the shareholder either:

     - is present and votes in person at the meeting, or

     - has properly submitted a proxy.

A majority of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business.

Q:  WHAT IF I ABSTAIN FROM VOTING?

A: Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present abstentions have no effect on the outcome of a vote, including the election of directors.

Q:  HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED?

A: The four nominees receiving the highest number of yes votes will be elected as directors. This number is called a plurality. We use the phrase "yes vote" to mean a vote for a director.

Q:  WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A: If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under New York Stock Exchange rules to vote their customers' unvoted shares on certain "routine" matters, including election of directors.

If you do not vote your proxy, your brokerage firm may either:

     - vote your shares on routine matters, or

     - leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting.

When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. However, a brokerage firm cannot vote customers' shares on non-routine matters. Accordingly, these shares are considered not entitled to vote on non-routine matters, rather than as a vote against the matter.

Q:  WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR RE-ELECTION?

A: The board of directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than four nominees.

Q:  HOW ARE VOTES COUNTED?

A: You may vote either "for" or "against" each nominee. If you just sign your proxy card with no further instructions, your shares will be counted as a yes vote for each director.

Voting results will be tabulated and certified by our transfer agent, EquiServe.

Q:  WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2001. We will file that report with the Securities and Exchange Commission, and you can get a copy through:

     - Our Secretary at Post Properties, Inc., One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327-3057; or

     - The Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room; or

     - The EDGAR system at www.sec.gov.

                             ELECTION OF DIRECTORS

     Our Bylaws require at least three and no more than fifteen directors to constitute a full board of directors. Currently the board of directors is set at eight members. The Bylaws divide the board of directors into three classes with the directors in each class serving a term of three years. At the Annual Meeting, there are four directors who have been nominated to stand for reelection as directors. In addition to the four nominees, there are four other directors continuing to serve on the board of directors, whose terms expire in 2002 and 2003.

     Except as otherwise provided in this Proxy Statement, a proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The board of directors has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by the board of directors to elect substitute nominees recommended by the board of directors. In no event, however, can a proxy be voted to elect more than four directors.

     The following list sets forth the names of the nominees and also contains, as to each nominee and incumbent director, certain biographical information, a brief description of principal occupation and business experience during the past five years, directorships of companies (other than Post Properties) presently held, and certain other information. This information has been furnished by the respective individuals.

NOMINEES FOR ELECTION

     Robert L. Anderson has been a director of Post Properties since May 2000. Mr. Anderson has been President of Robert Anderson Consulting, LLC since its founding in October 1997. Mr. Anderson served as a partner at Price Waterhouse (currently PricewaterhouseCoopers LLP) from July 1982 to October 1997. Mr. Anderson is a director of Harold's Stores, Inc. Mr. Anderson is 58 years old.

     Arthur M. Blank has been a director of Post Properties since May 1994. Mr. Blank has been a director of The Home Depot, Inc. since he co-founded the company in 1978. Mr. Blank served as President and Chief Operating Officer of Home Depot from 1978 to 1997, when he became Chief Executive Officer. In December 2000, Mr. Blank became Co-Chairman of the Board where he will serve until his retirement from Home Depot in May 2001. In addition to a number of non-profit boards, Mr. Blank is a director of Cox Enterprises, Inc. Mr. Blank is 58 years old.

     John T. Glover has been a director of Post Properties since 1984 and has been Vice Chairman since March 2000. From 1984 until March 2000, Mr. Glover acted as its President, Chief Operating Officer and Treasurer. Mr. Glover is a director of Haverty Furniture Companies, Inc. and SunTrust Bank. Mr. Glover is 54 years old.

     Ronald de Waal has been a director of Post Properties since May 2000. Mr. de Waal has been Chairman of the Board of WE International since 1984. Mr. de Waal is also a director of Saks Incorporated. Mr. de Waal is 49 years old.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ROBERT L. ANDERSON, ARTHUR M. BLANK AND JOHN T. GLOVER TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2004 OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED, AND FOR RONALD DE WAAL TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2003 OR UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED.

INCUMBENT DIRECTORS -- TERM EXPIRING 2002

     Charles E. Rice has been a director of Post Properties since 1997. Since January 2001, Mr. Rice has been Chairman of Mayport Venture Partners LLC. From December 1998 until January 2001, Mr. Rice served as Vice Chairman of Corporate Development of Bank of America. Mr. Rice served as the Chairman of NationsBank, Inc. (currently Bank of America, Inc.) from January 1998 to October 1998, and as the Chairman of the Board and Chief Executive Officer of Barnett Banks, Inc. from 1984 until January 1998. He is also a director of CSX Corporation and Sprint Corporation. Mr. Rice is 65 years old.

     John A. Williams has been a director of Post Properties since its inception in 1971. Mr. Williams is the Chairman of the Board and Chief Executive Officer of Post Properties. Mr. Williams founded the business of Post Properties in 1971 and since that time has acted as Chairman and Chief Executive Officer. Mr. Williams is also a director of Crawford & Company, the Georgia Regional Transportation Authority, the Metro Atlanta Chamber of Commerce and the Atlanta Regional Commission. Mr. Williams is 58 years old.

INCUMBENT DIRECTORS -- TERM EXPIRING 2003

     Herschel M. Bloom has been a director of Post Properties since May 1994. Mr. Bloom is currently, and has been for more than five years, a partner in the law firm of King & Spalding, which has represented Post Properties since 1971. Mr. Bloom is also a director of Russell Corporation. Mr. Bloom is 58 years old.

     Russell R. French has been a director of Post Properties since July 1993. Mr. French is currently, and has been for more than five years, a general partner of Moseley & Co. II and has been a member of Moseley & Co. III since 1994, a member of MKFJ-IV, LLC since 1998 and a member of Moseley & Co. V, LLC since 2000, each of which is the general partner of a venture capital fund. Mr. French is 55 years old.

MEETINGS OF THE BOARD OF DIRECTORS

     During 2001, our board of directors held five meetings. Messrs. Williams, Glover, Blank, Bloom, French and Rice each attended 100% of all board of directors and committee meetings in 2000. Mr. Anderson attended 100% of all board of directors and committee meetings after his appointment to the board of directors in May 2000. Mr. de Waal attended 80% of all board of directors and committee meetings after his appointment to the board of directors in May 2000.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The board of directors has established an Audit Committee that consists of Messrs. Bloom, French and de Waal. Mr. de Waal was appointed to the Audit Committee in May 2000. Mr. French currently serves as Chairman of the Audit Committee. The primary responsibilities of the Audit Committee are set forth in its charter, which is attached as Appendix A to this proxy statement. During 2000, the Audit Committee held two meetings.

     Compensation Committee. The board of directors has established an Executive Compensation Committee that consists of Messrs. Anderson, Blank and Rice. Mr. Anderson was appointed to the Compensation Committee in May 2000. Mr. Rice currently serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for making recommendations, at least annually, to the board of directors regarding our policies relating to, and the amounts and terms of, all compensation of our executive officers and administering and discharging in full the authority of the board of directors with respect to the Employee Stock Plan and the Profit Sharing Plan. During 2000, the Compensation Committee held four meetings.

     We do not have a nominating committee.

COMPENSATION OF DIRECTORS

     We pay our non-employee directors fees for their services as directors. Directors receive annual compensation of $12,000 plus a fee of $500 for attendance (in person or by telephone) at each meeting of the board of directors, but not for committee meetings. The board of directors has authorized the payment, at the option of each non-employee director, of all director fees in shares of common stock. Directors are reimbursed for all out-of-pocket expenses incurred in attending all board of directors and committee meetings.

     Each non-employee director who is serving as such on December 31 of each year and who has served as such for more than one year, on each December 31, automatically receives a grant of options to purchase 3,000 shares of common stock at an exercise price equal to 100% of the fair market value of the common stock on the date of such grant. Pursuant to this plan, each of Messrs. Blank, Bloom, French and Rice received a grant of options to purchase 3,000 shares of common stock on December 31, 2000. In addition, on the date of his initial appointment to the board of directors, each director automatically receives a grant of options to purchase that number of shares of common stock determined by dividing $10,000 by the fair market value per share of the common stock on the date of such grant at an exercise price equal to 100% of the fair market value of the common stock on such date. Pursuant to this plan, Messrs. Anderson and de Waal each received a grant of options to purchase 226 shares of common stock on May 17, 2000. In the event of a change of control of Post Properties, the board of directors may unilaterally cancel a director's option to purchase common stock as of any date to the extent then unexercised after advance written notice to each affected director.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     The following table sets forth the beneficial ownership of shares of common stock as of March 1, 2001 for:

     - our directors,

     - our Chief Executive Officer and each of our four other most highly compensated executive officers as of December 31, 2000 and one additional individual who would have qualified as one of our four other most highly compensated executive officers had he been employed through December 31, 2000 (collectively the "Named Executive Officers"),

     - our directors and executive officers as a group and

     - each shareholder that holds more than a 5% interest in our outstanding common stock.

Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and disposition power.

                                                           TOTAL NUMBER
                                NUMBER        NUMBER OF      OF UNITS
      NAME AND ADDRESS         OF SHARES     EXERCISABLE   BENEFICIALLY                 PERCENT OF
     OF BENEFICIAL OWNER         OWNED       OPTIONS(1)      OWNED(2)         TOTAL      CLASS(3)
     -------------------       ---------     -----------   ------------     ---------   ----------
DIRECTORS AND EXECUTIVE
  OFFICERS:
John A. Williams.............    879,866(4)     344,398     2,003,570(5)    3,227,834       8.3%
John T. Glover...............    324,326(6)     348,011       695,344(7)    1,367,681       3.5%
Jeffrey A. Harris............     30,472(8)     355,613         1,396         387,481       1.0%
W. Daniel Faulk, Jr. ........     28,708        132,799       141,810         303,317         *
R. Byron Carlock, Jr.........     18,100             --            --          18,100         *
R. Gregory Fox...............     20,303         62,852            --          83,155         *
Robert L. Anderson...........      3,000            226            --           3,226         *
Arthur M. Blank..............     28,020         10,876            --          38,896         *
Herschel M. Bloom............      9,656         10,876            --          20,532         *
Russell R. French............     12,005(9)      11,241            --          23,246         *
Charles E. Rice..............     15,000          9,248            --          24,248         *
Ronald de Waal...............    465,000            226            --         465,226       1.2%
All executive officers and
  directors as a group (16
  persons)...................  1,892,412      1,409,637     2,842,120       6,144,169      15.9%

OTHER FIVE PERCENT
  SHAREHOLDERS:
LaSalle Investment Management
  Inc.(10)...................  2,257,988             --            --       2,257,988       5.8%
Stichting Pensioenfonds
  ABP(11)....................  2,225,386             --            --       2,225,386       5.7%

---------------

  * Less than 1%
 (1) Includes options that become exercisable on or before May 1, 2001. Does not include options that become exercisable when the market price of the common stock maintains a certain level.
 (2) Includes the number of shares of common stock into which Units of limited partnership interests in Post Apartment Homes, L.P. ("Units") beneficially owned by the person are redeemable (if we elect to issue shares of common stock rather than pay cash upon such redemption). Units are redeemable for common stock or cash, at our option.
 (3) Based on an aggregate of 38,763,880 shares of common stock issued and outstanding as of March 1, 2001. Assumes that all options beneficially owned by the person are exercised and all Units beneficially owned by the person are redeemed for shares of common stock. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised and none of the Units beneficially owned by other persons are redeemed for shares of common stock.
 (4) Includes 1,405 shares of common stock held by Mr. Williams' spouse.
 (5) Includes (a) 1,589,625 shares of common stock issuable upon redemption of Units deemed beneficially owned by Mr. Williams through control of certain limited partnerships and (b) 209,839 shares of common stock (of which Mr. Williams has shared voting and disposition power) issuable upon redemption of Units deemed beneficially owned by Mr. Williams through his control of a corporation (which shares are also shown as being beneficially owned by Mr. John T. Glover).
 (6) Includes (a) 2,476 shares deemed beneficially owned by Mr. Glover as Trustee for the John A. Williams 1989 Trust, (b) 1,408 shares deemed beneficially owned by Mr. Glover as Trustee for the John A. Williams 1988 Trust and (c) 346 shares owned by Mr. Glover's spouse.
 (7) Includes (a) 405,426 shares of common stock issuable upon redemption of Units deemed beneficially owned by Mr. Glover through his control of certain limited partnerships, (b) 11,189 shares of common stock issuable upon redemption of Units deemed beneficially owned by Mr. Glover as trustee of a trust for the benefit of Mr. Williams' family and (c) 209,839 shares of common stock (of which Mr. Glover has shared voting and disposition power) issuable upon redemption of Units deemed beneficially owned by Mr. Glover through his control of a corporation (which shares are also shown as being beneficially owned by Mr. John A. Williams).
 (8) Includes 100 shares of common stock owned by Mr. Harris' children and 200 shares held by Mr. Harris' spouse.
 (9) Includes 476 shares of common stock held by Mr. French's spouse and 300 shares owned by Mr. French's spouse as trustee for her mother.
(10) Represents shares of common stock beneficially owned by LaSalle Investment Management Inc. ("LaSalle") and LaSalle Investment Management (Securities) L.P. ("LIMS"), an affiliate of LaSalle, with whom LaSalle is deemed to form a "group" for Schedule 13G reporting purposes. This information is included in reliance upon a Schedule 13G filed by LaSalle and LIMS with the Commission on February 12, 2001. The address of LaSalle is 200 East Randolph Drive, Chicago, Illinois 60601.
(11) Represents shares of common stock beneficially owned by Stichting PensioenFonds ABP ("Stichting"). This information is included in reliance upon a Schedule 13D filed by Stichting with the Commission on February 15, 2001. The address of Stichting is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Netherlands.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the compensation paid to our Named Executive Officers for the year ended December 31, 2000.

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                    ANNUAL COMPENSATION                          AWARDS
                                        --------------------------------------------   --------------------------
                                                                          OTHER         SECURITIES     RESTRICTED
                                                                         ANNUAL         UNDERLYING       STOCK
     NAME AND PRINCIPAL POSITION        YEAR    SALARY      BONUS    COMPENSATION(1)    OPTIONS(2)     AWARDS(3)
     ---------------------------        ----    ------      -----    ---------------   -------------   ----------
John A. Williams......................  2000   $325,000(4) $    --      $189,022               --           --
  Chairman of the Board of Directors    1999    325,000(5)      --       193,442           14,192(6)        --
  and Chief Executive Officer           1998    325,000(7)      --       182,170           82,542(6)        --
John T. Glover........................  2000    240,284(4)      --        91,483               --           --
  Vice Chairman and Treasurer           1999    325,000(5)      --        93,050           39,192(8)        --
                                        1998    325,000(7)      --       100,924          178,422(8)        --
Jeffrey A. Harris(9)..................  2000    425,000         --       794,223               --           --
  Former President and Chief            1999    325,000     75,000       265,410           30,000           --
  Operating Officer                     1998    205,000     98,400       264,610           64,000           --
W. Daniel Faulk, Jr...................  2000    315,000     31,500            --               --        1,086
  President -- Post                     1999    230,000     65,000            --           28,261           --
  Apartment Development                 1998    185,000     88,000            --           64,000           --
R. Byron Carlock, Jr.(10).............  2000    241,667         --       317,368               --           --
  Former Executive Vice President       1999    220,000     83,500        54,000           50,606           --
  and Chief Investment Officer          1998    113,327     30,000        50,513           20,000           --
R. Gregory Fox........................  2000    210,000     36,000            --               --        1,371
  Executive Vice President              1999    175,000     70,100            --           40,057           --
  and Chief Financial Officer           1998    140,000     50,000            --           44,444           --

------------------
 (1) Amounts shown for Mr. Williams for 2000, 1999 and 1998 include (a) the cost of tax and financial planning by third parties in the amounts of $75,000, $70,804 and $76,885, respectively, and (b) personal use of the corporate aircraft in the amounts of $73,576, $82,482 and $83,508, respectively. Amounts shown for Mr. Glover for 2000, 1999 and 1998 include (a) the cost of tax and financial planning by third parties in the amounts of $50,000, $37,702 and $39,190, respectively, and (b) personal use of the corporate aircraft in the amounts of $30,565, $44,040 and $48,477, respectively. The amounts shown for Mr. Harris for 2000, 1999 and 1998 include (a) forgiveness of indebtedness in the amount of $428,571, $142,857 and $142,857, respectively and (b) the cost of tax payments related to the forgiveness of such indebtedness in the amount of $368,852, $115,353, $115,353, respectively. The amounts shown for Mr. Carlock for 2000, 1999 and 1998 include forgiveness of indebtedness in the amount of $260,835, $50,000 and $50,000, respectively.
 (2) Includes options granted to Named Executive Officers for meeting certain performance goals during the year set forth, but granted in the following year.
 (3) Includes restricted shares granted to Named Executive Officers for meeting certain performance goals during the year set forth, but granted in the following year.
 (4) Includes $125,000 that each of Messrs. Williams and Glover elected to receive in the form of 54,585 options to purchase common stock. These options are not otherwise reflected in the table.
 (5) Includes $125,000 that each of Messrs. Williams and Glover elected to receive in the form of 82,871 options to purchase common stock. These options are not otherwise reflected in the table.
 (6) Represents options granted in lieu of cash incentive compensation.
 (7) Includes $75,000 that each of Messrs. Williams and Glover elected to receive in the form of 26,132 options to purchase common stock. These options are not otherwise reflected in the table.
 (8) Includes options granted in lieu of cash incentive compensation.
 (9) Mr. Harris ceased to be employed by Post Properties on December 31, 2000.
(10) Mr. Carlock ceased to be employed by Post Properties on October 31, 2000.

OPTION GRANTS TABLE

     The following table sets forth information regarding option grants during 2000 to each of the Named Executive Officers:

                                 OPTION GRANTS

                                              INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                             ----------------------------------------------------        VALUE OF ASSUMED
                             NUMBER OF      PERCENT OF                                 ANNUAL RATE OF STOCK
                             SECURITIES    TOTAL OPTIONS                                PRICE APPRECIATION
                             UNDERLYING     GRANTED TO     EXERCISE                      FOR OPTION TERM
                              OPTIONS      EMPLOYEES IN      PRICE     EXPIRATION    ------------------------
                             GRANTED(1)     FISCAL 2000    PER SHARE      DATE           5%           10%
                             ----------    -------------   ---------   ----------    ----------    ----------
John A. Williams...........    68,777(2)        8.1%        $38.125     2/10/10      $1,649,039    $4,178,989
John T. Glover.............    93,777(3)       11.0          38.125     2/10/10       2,248,454     5,698,025
Jeffrey A. Harris..........    30,000           3.5          38.125     2/10/10         719,298     1,822,843
W. Daniel Faulk, Jr........    28,261           3.3          38.125     2/10/10         677,603     1,717,179
R. Byron Carlock, Jr.......    50,606           6.0          38.125     2/10/10       1,213,360     3,094,893
R. Gregory Fox.............    40,057           4.7          38.125     2/10/10         960,431     2,433,921

------------------

(1) Excludes options granted in 2001 that were based on our 2000 performance.
(2) Represents 54,585 options granted in lieu of 2000 salary and 14,192 options granted in 2000 for 1999 performance.
(3) Represents 54,585 options granted in lieu of 2000 salary and 39,192 options granted in 2000 for 1999 performance.

FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth certain information with respect to the exercise of stock options during the year ended December 31, 2000 and the value of unexercised in-the-money options held by the Named Executive Officers at December 31, 2000. These are options for which the exercise price is lower than the closing price on that date.

                         FISCAL YEAR-END OPTION VALUES

                                                          SECURITIES UNDERLYING                 VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED                     IN-THE-MONEY
                                                            OPTIONS AT FY-END                    OPTIONS AT FY-END
                       SHARES ACQUIRED    VALUE     ----------------------------------   ----------------------------------
        NAME             ON EXERCISE     REALIZED   (EXERCISABLE)   (UNEXERCISABLE)(1)   (EXERCISABLE)   (UNEXERCISABLE)(1)
        ----           ---------------   --------   -------------   ------------------   -------------   ------------------
John A. Williams.....           --       $     --      339,501            18,985           $904,348           $    --
John T. Glover.......       68,640        960,310      302,821           107,905            479,059            91,853
Jeffrey A. Harris....           --             --      355,613                --            394,471                --
W. Daniel Faulk,
  Jr.................           --             --       98,275            83,219            443,115            61,312
R. Byron Carlock,
  Jr.................           --             --           --                --                 --                --
R. Gregory Fox.......           --             --       31,471            98,365             61,128            42,578

------------------

(1) Based on a closing price of $37.562 per share of common stock on December 29, 2000.

PROFIT SHARING PLAN

     We have adopted a qualified profit sharing plan for the benefit of our employees (including our subsidiaries and affiliates). An officer who is an employee is treated the same way as any other employee under the plan. An employee is eligible to share in contributions made under the plan after he has been employed on the first day of a calendar year. Thereafter an employee will share in the contributions, if any, made for each calendar year if he is an employee on the last day of such calendar year. Each participating employee's share of any contribution is based (subject to certain limitations for highly compensated employees) on the ratio that his compensation for such year bears to the compensation of all participating employees for such year. Contributions made on behalf of participating employees are credited to an account under the plan in his name, and his interest in such account begins to vest upon the completion of three years of service as an employee. Upon the completion of three years of service each employee has a 20% vested interest in his account, which continues to vest at a rate of 20% for each year of service such employee completes thereafter. Contributions are made based on a discretionary amount determined by our management. The contributions, if any, are made to a trust which is tax exempt. The assets of the trust are invested for each participating employee by the trustee at the employee's discretion among the alternatives available under the plan, including Post Properties common stock. Our contributions to the plan were $514,000 in 2000, $346,000 in 1999 and $179,000 in 1998.

NONCOMPETITION AND EMPLOYMENT CONTRACT AND SEPARATION ARRANGEMENTS

     Each of Messrs. Williams and Glover has entered into noncompetition agreements with Post Properties and Post Apartment Homes, L.P. These agreements prohibit each individual, subject to certain limited exceptions, from engaging in managerial responsibilities directly or indirectly in the development, operation, management, leasing or landscaping of any upscale multifamily community for the period of his employment by us or our affiliates, including Post Services, Inc. and for two years from the termination of his employment and, subject again to certain exceptions and time limits, from pirating employees or soliciting customers following a termination of employment or from divulging trade secrets or confidential information. Each of Messrs. Williams and Glover has entered into an employment contract with us, effective June 1, 1998 for a term of three years with automatic one year renewal terms subject to termination. Termination is subject to six month notice by either us or the executive. The contracts provide for annual base compensation equal to the equivalent of $325,000 subject to any increases in base compensation approved by the Compensation Committee as well as other benefits including the right to participate in our bonus programs and stock option plans. Notwithstanding the foregoing, Mr. Glover agreed to receive annual base compensation equal to $240,284 for the year ended December 31, 2000.

     Mr. Harris resigned from his position as our President and Chief Operating Officer on December 31, 2000. We entered into a separation agreement with Mr. Harris pursuant to which we agreed to: (a) pay Mr. Harris' base salary of $425,000 for one year, (b) permit Mr. Harris to participate in our group medical plans for one year unless he becomes eligible to participate in the plan of another employer prior to that time, (c) forgive the remaining principal amount of $428,571 outstanding under a $1 million loan made to Mr. Harris in 1996, (d) pay Mr. Harris $368,852 to relieve the cost of tax payments related to the forgiveness of the 1996 loan, (e) fully vest any unvested options to purchase common stock held by Mr. Harris and allow Mr. Harris to exercise his options over their remaining terms without regard to termination of employment and (f) forgive an obligation of $12,632 owed by Mr. Harris to Post Properties in connection with the cancellation of a life insurance policy subject to a split dollar insurance agreement. Pursuant to the separation agreement, Mr. Harris released Post Properties from all other compensation obligations and claims and agreed to be bound by customary confidentiality covenants.

     Mr. Carlock resigned from his position as an Executive Vice President and our Chief Investment Officer on October 31, 2000. We entered into a separation agreement with Mr. Carlock pursuant to which we agreed to: (a) pay Mr. Carlock's base salary of $290,000 for one year, (b) permit Mr. Carlock to participate in our group medical plans for one year unless he becomes eligible to participate in the plan of another employer prior to that time, (c) provide Mr. Carlock reasonable access to our office and staff resources for up to six months, (d) forgive the remaining principal of $250,000 and interest of $10,835 outstanding under a $350,000 loan made to Mr. Carlock in 1998 and (e) extend the maturity date of a $1 million loan made to Mr. Carlock in 1999 to May 31, 2001. Pursuant to the separation agreement, Mr. Carlock released Post Properties from all other compensation obligations and claims and agreed to be bound by customary confidentiality covenants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, Messrs. Anderson, Blank and Rice served as members of the Compensation Committee. No member of the Compensation Committee was an officer or employee of Post Properties or any of its subsidiaries during 2000 or any prior year.

                              CERTAIN TRANSACTIONS

LANDSCAPING SERVICES

     Some of our executive officers and directors employ Post Properties to provide landscaping services through our landscaping affiliate, Post Landscape Group, Inc. During 2000, we received landscaping fees of $244,546 from Mr. Williams and $353,416 from Mr. Blank. As a result of these transactions, $597,962 of landscape services revenue was recognized in our 2000 financial statements. All landscaping services were provided to the directors at the market price for the services and to the executive officers at the cost to us of providing the services.

INSIDER LOANS

     In 1996, we loaned $1 million to Jeffrey A. Harris, one of our former executive officers, in order to purchase shares of our common stock. We forgave $571,428 of this loan in installments equal to $142,857 for 1996, 1997, 1998 and 1999 because we met certain performance targets. In connection with the severance agreement that we entered into with Mr. Harris when his employment with us ended on December 31, 2000 we forgave the remaining principal of $428,571 outstanding under the loan and paid Mr. Harris $368,852 to relieve the tax liability resulting from the loan. The loan did not bear interest and was payable on demand.

     In 1998, we loaned $350,000 to R. Byron Carlock, Jr., one of our former executive officers. We forgave $100,000 of this loan in installments of $50,000 in June of 1999 and 2000. We forgave the remaining principal of $250,000 and all interest outstanding under the loan in connection with the severance agreement that we entered into with Mr. Carlock when his employment with us ended on October 31, 2000. The loan bore interest at the Federal rate of interest as computed in respect of short-term indebtedness by the Internal Revenue Service plus 0.25%.

     In November 1999, our board of directors approved a Senior Management Stock Ownership Program. Pursuant to this program, we made loans to senior officers in the following principal amounts in December 1999:

SENIOR OFFICER                                               AMOUNT OF LOAN
--------------                                               --------------
W. Daniel Faulk, Jr........................................    $1,000,000
Jeffrey A. Harris..........................................     1,000,000
R. Byron Carlock, Jr.......................................     1,000,000
Arthur E. Lomenick.........................................       750,000
John B. Mears..............................................       750,000
R. Gregory Fox.............................................       750,000
Sherry W. Cohen............................................       500,000
Douglas S. Gray............................................       500,000
Thomas L. Wilkes...........................................       500,000
Joseph R. Taylor...........................................       250,000
James F. Duffy.............................................       250,000
Michelle G. Toups..........................................       250,000
Sheila J. Teabo............................................       250,000
                                                               ----------
          Total............................................    $7,750,000
                                                               ==========

We made additional loans to senior officers pursuant to the Senior Management Stock Ownership Program in the following principal amounts in February 2000:

SENIOR OFFICER                                               AMOUNT OF LOAN
--------------                                               --------------
Janet Appling..............................................    $  250,000
John D. Hooks..............................................       250,000
William F. Leseman.........................................       250,000
William C. Lincicome.......................................       250,000
Terry L. Chapman...........................................       250,000
Janie S. Maddox............................................       250,000
                                                               ----------
          Total............................................    $1,500,000
                                                               ==========

     The loans bear interest at 6.32%. Interest is payable quarterly and the loans are due in full on the earlier of (1) the tenth anniversary of the date of the note and (2) 30 days after the employee ceases for any reason to be an employee of Post Properties. The senior officers are expected to use the proceeds of the loans to purchase shares of our common stock.

     Mr. Harris, Mr. Lomenick and Ms. Toups repaid the principal and interest outstanding under each of their Senior Management Stock Ownership loans within 30 days after they ceased to be employed by us on December 31, 2000.

     We agreed to extend the maturity date of Mr. Carlock's Senior Management Stock Ownership loan to May 31, 2001 when he ceased to be employed by us on October 31, 2000. As of March 1, 2001, $1,004,916 was outstanding under the loan.

     We agreed to extend the maturity date of Mr. Duffy's Senior Management Stock Ownership loan to May 31, 2001 when he ceased to be employed by us on October 24, 2000. As of March 1, 2001, $251,229 was outstanding under the loan.

                        REPORT ON EXECUTIVE COMPENSATION

TO OUR SHAREHOLDERS:

     The Compensation Committee is comprised of three independent, non-employee directors. It is the Committee's responsibility to:

     - Make recommendations and reports to the board of directors concerning matters of executive compensation,

     - Administer our executive incentive plans,

     - Review compensation plans, programs and policies, and

     - Monitor the performance and compensation of executive officers.

     In performing these duties, the Compensation Committee considers recommendations from management along with other factors. The Compensation Committee has available to it an executive compensation consultant, as well as access to an extensive compensation database.

THE COMPENSATION COMMITTEE'S PHILOSOPHY

     The Compensation Committee's philosophy on establishing executive compensation programs is to:

     - Foster a high performance culture that motivates and retains high-performing executives,

     - Direct the compensation program for the achievement of strategic objectives that enhance shareholder value,

     - Be more performance driven than our market, and

     - Orient total compensation more toward incentive pay components rather than base salary.

     In 2001, our annual incentive plan will continue to reinforce the pay-for-performance philosophy. Annual incentive opportunities will be targeted at the market median for comparable REITs. Actual incentive payouts will be determined based on a combination of corporate and business unit performance.

     As further explained below in the section entitled "Annual Incentive Plan," our performance will have a prominent role in the determination of annual incentive payouts, particularly for senior corporate executives. Our performance will be judged based on Funds From Operations ("FFO") per share growth versus internally established goals, total return to shareholders in comparison to a peer group of multifamily REITs and meeting the objectives set forth in our strategic plan. This approach is more clearly aligned with the Committee's objective of being more performance driven than our market and more closely links compensation to enhancing shareholder value.

     For employees with significant business unit responsibilities, a substantial portion of the annual incentive will be earned based on achieving predetermined operational and financial goals. Specific goals have been established for all of our operating units.

BASE SALARY PROGRAM

     Base salary levels are determined based on the Compensation Committee's assessment of competitive market practices, individual performance over time, and each individual's role and responsibilities in the organization.

     Our base salaries for executive officers are competitive with market median practices of other multifamily REITs and REITs of comparable size outside of the multifamily asset class. The Compensation Committee intends to maintain this posture for base salaries, provided the practice is serving our best interests.

     Annual salary increases for executive officers take into account the individual's performance, our overall financial performance and changes in the competitive marketplace. The Compensation Committee considers a number of factors when evaluating individual performance. They include the executive's contribution in:

     - Generating favorable financial performance,

     - Promoting our values,

     - Improving product and service quality,

     - Developing strong relationships with customers, suppliers, and employees, and

     - Demonstrating leadership abilities.

ANNUAL INCENTIVE PLAN

     Our annual incentive plan (the "Plan") promotes our pay-for-performance philosophy by communicating specific annual corporate and individual business unit performance goals, based on our strategic plan, and rewarding senior management for achievement of those goals. The Plan is structured to foster teamwork among the executive officers and to focus efforts on corporate results that directly impact shareholders, and to link individual performance to our strategic plan.

     In 2000, one of the corporate performance measures was per share growth in FFO. FFO is defined as income or loss before minority interests of unitholders of Post Apartment Homes, extraordinary items, and non-recurring formation expenses and certain non-cash items, primarily depreciation of real estate assets. Industry analysts consider FFO to be an appropriate measure of the performance of an equity REIT. Total shareholder return is the second measure of corporate performance utilized in the annual incentive plan. Total shareholder return includes both share price appreciation and dividends. Our total shareholder return performance was assessed relative to a peer group of multifamily REITs. Another performance measure is individual goals which are designed to promote achievement of our strategic goals and recognize outstanding leadership and personal growth.

     Target awards were established at the start of the year. Actual payouts varied above or below target based on the performance level achieved.

LONG-TERM INCENTIVE PLAN

     The Committee believes that the financial interests of executive officers and managers should be closely aligned with those of shareholders through equity ownership. Performance guidelines for 2000 for executive officers under the Post Properties, Inc. Employee Stock Plan were based on the same criteria used for the Annual Incentive Plan and were based on our performance, the performance of each business unit and individual performance. Based on performance in 2000, the Committee granted 16,881 shares of restricted stock to our Executive Officers in February 2001.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Williams' compensation for 2000 of $325,000 consisted of a base salary and stock option grants. Mr. Williams was granted options to purchase 54,585 shares of common stock in lieu of a portion of Mr. Williams' salary in 2000. This is consistent with the Compensation Committee's philosophy of emphasizing both short-and long-term incentives, as opposed to base salary, in the overall compensation package.

     Under the existing annual incentive plan, Mr. Williams has the opportunity to earn an annual bonus which is contingent upon our achieving predetermined FFO per share objectives as well as our total shareholder return as measured relative to a peer group of multifamily REITs and our success in meeting the objectives set forth in our strategic plan. The Compensation Committee believes that Mr. Williams' bonus payout opportunity at budgeted and outstanding FFO performance is conservative versus market practices.

     Mr. Williams will continue to participate in an annual incentive plan. In an effort to more closely link Mr. Williams' bonus with value created for shareholders, Mr. Williams' incentive will be determined not only based on meeting FFO per share and other strategic goals, but also by our achieving significant total shareholder return objectives. Under the Plan, our total return performance will be judged versus the performance of a peer group of multifamily REITs to determine the amount, if any, of Mr. Williams' incentive compensation.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

     The Omnibus Budget Reconciliation Act of 1993 placed certain limits on the deductibility of non-performance based executive compensation for a company's employees, unless certain requirements are met.

     Currently, the Compensation Committee does not believe that there is risk of losing deductions under the law. However, in the future, the Compensation Committee intends to consider carefully any plan or compensation arrangement that might result in the disallowance of compensation deductions. It will use its best judgment, taking all factors into account, including the materiality of any deductions that may be lost versus our broader interests to be served by paying adequate compensation for services rendered, before adopting any plan or compensation arrangement.

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

By the Compensation Committee:
Charles E. Rice
Robert L. Anderson
Arthur M. Blank

                         REPORT OF THE AUDIT COMMITTEE

     Post Properties' Audit Committee is responsible for, among other things, reviewing with PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), our independent auditors, the scope and results of their audit engagement. In connection with the audit for the year ended December 31, 2000, the Audit Committee has:

     - reviewed and discussed with management Post Properties' audited financial statements to be included in our Annual Report on Form 10-K for the year ended December 31, 2000;

     - discussed with PricewaterhouseCoopers the matters required by Statement of Accounting Standards No. 61, as amended; and

     - received from and discussed with PricewaterhouseCoopers the communications from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 regarding their independence.

     Based on the review and the discussions described in the preceding bullet points, the Audit Committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     The Audit Committee has adopted a charter, a copy of which is attached to the proxy statement as Appendix A. The members of the Audit Committee have been determined to be independent in accordance with the requirements of Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards.

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

By the Audit Committee:
Russell R. French
Herschel M. Bloom
Ronald de Waal

AUDIT FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the annual financial statements of Post Properties and Post Apartment Homes for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the quarterly reports on Form 10-Q of Post Properties and Post Apartment Homes for the same fiscal year were $246,407.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by PricewaterhouseCoopers LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to Post Properties and Post Apartment Homes, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $844,913.

     The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining auditor independence.

                         STOCK PRICE PERFORMANCE GRAPH

     The following stock price performance graph compares our performance to the S&P 500 and the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). The stock price performance graph assumes an investment of $100 in Post Properties and in the two indexes on January 1, 1994 and further assumes the reinvestment of all dividends. Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market. Stock price performance, presented for the period from December 31, 1995 through December 31, 2000 is not necessarily indicative of future results.

                                                         PPS                 S&P 500           NAREIT
                                                         ---                 -------           ------
Dec '95                                               100.0000              100.0000          100.0000
Mar '96                                               103.6415              105.3700          102.2699
Jun '96                                               114.5571              110.0999          106.8199
Sep '96                                               120.4130              113.5000          113.8099
Dec '96                                               134.0686              122.9599          135.2700
Mar '97                                               128.7805              126.2600          136.2100
Jun '97                                               139.0636              148.3000          142.9799
Sep '97                                               138.3006              159.4100          159.8800
Dec '97                                               143.4376              163.9900          162.6699
Mar '98                                               143.3465              186.8600          161.9100
Jun '98                                               140.4093              193.0399          154.4900
Sep '98                                               143.3972              173.8399          138.2299
Dec '98                                               144.8732              210.8600          134.1999
Mar '99                                               139.2096              221.3500          127.7300
Jun '99                                               162.0870              236.9499          140.6100
Sep '99                                               158.3034              222.1499          129.3000
Dec '99                                               154.7934              255.1999          128.0000
Mar '00                                               166.2698              261.0499          131.0599
Jun '00                                               184.6079              254.1100          144.8699
Sep '00                                               185.9189              251.6499          155.9499
Dec '00                                               163.9954              231.9600          161.7500

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission certain reports with respect to each such person's beneficial ownership of our equity securities. Based solely upon a review of the copies of such reports and certain representations of such persons, all such persons have complied with the applicable reporting requirements.

INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP has audited our accounts for fiscal year 2000 and has been appointed by the board of directors to continue in that capacity for our fiscal year ending December 31, 2001. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

ANNUAL REPORT TO SHAREHOLDERS

     Our Annual Report for the year ended December 31, 2000, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

ANNUAL REPORT ON FORM 10-K

     WE WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY HOLDER OF COMMON STOCK OF RECORD AS OF THE CLOSE OF BUSINESS ON MARCH 13, 2001, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT EXHIBITS THERETO. We will provide copies of the exhibits, if they are requested by eligible shareholders, and we may impose a reasonable fee for providing such exhibits. Request for copies of our Annual Report on Form 10-K should be mailed to:

                            Post Properties, Inc.
                            One Riverside
                            4401 Northside Parkway, Suite 800
                            Atlanta, Georgia 30327-3057
                            Attention: Secretary

SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at our 2002 Annual Meeting of Shareholders must be received by us on or before December 1, 2001 to be eligible for inclusion in the Proxy Statement and form of proxy to be distributed by the board of directors in connection with such meeting. Any shareholder proposals intended to be presented from the floor at our 2002 Annual Meeting of Shareholders must be received by us on or before April 10, 2002 or the persons appointed as proxies may exercise their discretionary voting authority with respect to the shareholder proposal.

OTHER MATTERS

     The board of directors knows of no other matters to be brought before the Annual Meeting.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by us. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more of our employees. We also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of our common stock. In addition, we have retained Corporate Communications, Inc. to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mails, by telephone or by personal calls. The anticipated cost of the services of Corporate Communications, Inc. is a fee of $5,000 plus expenses.

                                          By Order of the Board of Directors,

                                          /s/ SHERRY W. COHEN
                                          Sherry W. Cohen
                                          Executive Vice President and Secretary

Atlanta, Georgia
March 31, 2000

                                                                         ANNEX A

                             POST PROPERTIES, INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

     The following shall constitute the Charter of the Audit Committee (the "Charter") of the Board of Directors of Post Properties, Inc., a corporation incorporated under the State of Georgia (the "Corporation"):

I.   PURPOSE

     A. The primary function of Audit Committee is to assist the Board of Directors of the Corporation (the "Board") in fulfilling certain of the Board's oversight responsibilities to the Corporation's shareholders, specifically, by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public, the Corporation's systems of internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee shall encourage continuous improvement of, and shall foster adherence to, the Corporation's policies, procedures and practices at all levels. Additionally, the Corporation's independent accountants shall be ultimately accountable to the Audit Committee and the Board.

     B. The Audit Committee shall primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  MEMBERSHIP

     C. The Audit Committee shall be comprised of three (3) or more directors appointed by the Board, each of whom shall be considered an "independent director" in accordance with the definition contained in Rule 303.01 of the New York Stock Exchange (the "NYSE Rule"). All members of the Audit Committee shall be financially literate in accordance with the NYSE Rule, and at least one (1) member of the Audit Committee shall have accounting or related financial management expertise.

     D. Audit Committee members shall be appointed by the Board for one-year terms or until their successors are duly elected and qualified, and may be re-appointed by the Board for additional one-year terms at the discretion of the Board. The Board shall annually appoint a Chairperson of the Audit Committee.

     E. A majority of the Audit Committee shall constitute a quorum for the taking of any action by the Audit Committee.

III. MEETINGS

    The Audit Committee shall meet at least two (2) times annually, and more frequently as circumstances may dictate. The Audit Committee shall meet at least annually with management of the Corporation and the Corporation's independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

IV.  RESPONSIBILITIES

     To fulfill it primary objectives, responsibilities and duties hereunder, the Audit Committee will undertake to do the following:

     A.  Document/Report/Review
          1. As part of an on-going self assessment process, review and update this Charter periodically, and at least annually, or as conditions may dictate. This Charter shall be approved annually by the Board.

          2. Review the Corporation's annual financial statements and any reports or other financial information submitted publicly, including any certification, report, opinion or review rendered by the independent accountants of the Corporation.

          3. Prepare the annual Audit Committee report for the Corporation's proxy statement in accordance with applicable Securities and Exchange Commission regulations.

          4. For the Chairperson of the Audit committee, review and discuss with financial management and the independent accountants of the Corporation, the quarterly financial results of the Corporation and any corresponding accounting, reporting or disclosure issues prior to the filing of the Corporation's Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

     B.  Independent Accountants
          1. Recommend to the Board the selection of independent accountants, considering their independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. Regularly evaluate and, where necessary, replace the independent accountants. On an annual basis, the Audit Committee should review and discuss with the independent accountants all significant relationships the independent accountants have with the Corporation to determine the independent accountants' independence. Such relationships shall be delineated in a formal written statement to the Board to be prepared by the independent accountants.

          2. Review and approve the scope of the independent accountants' audit and engagement letter.

          3. Review the performance of the independent accountants and recommend to the Board any proposed discharge of the independent accountants when circumstances warrant.

          4. Periodically consult with the independent accountants, out of the presence of management of the Corporation, about internal controls and the fullness and accuracy of the Corporation's financial statements.

     C.  Financial Reporting Process
          1. In consultation with the independent accountants, review the integrity of the Corporation's financial reporting processes, both internal and external. In support of this review, periodically discuss with management the financial reporting controls over key business processes of the Corporation.

          2. Consider the independent accountants' judgment about the quality and appropriateness of the Corporation's accounting principles and policies and changes to such principles and policies as applied in its financial reporting.

          3. Assess the process for establishing key estimates and reserves within the financial statements and consider the independent accountants' judgments about the appropriateness of such processes.

          4. Consider the independent accountants' judgment about the appropriateness of the accounting principles and disclosure practices adopted by management in connection with new transactions or events.

     D.  Process Improvement

          1. Establish regular reporting to the Audit Committee of significant judgments made in management's preparation of the Corporation's financial statements.

          2. Following completion of the annual audit, review separately with each of management and the independent accountants any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          3. Review any significant disagreement among management and the independent accountants in connection with preparation of the Corporation's financial statements.

     E.  Ethical and Legal Compliance and Risk Management

          1. Establish, review and update periodically a Code of Ethical
             Conduct.

          2. Periodically review the corporation's policies and procedures for review of officers' expenses.

          3. Review that status of tax returns and any real estate investment trust compliance issues.

          4. Review the terms, conditions and arrangements involving any related party or potential conflict of interest transactions.

          5. Review, with the Corporation's secretary, any legal matters that could have significant impact on the Corporation's financial statements.

          6. Review, with the Corporation's secretary, legal compliance matters, including corporate securities trading practices.

          7. Review the adequacy of the Corporation's insurance coverage.

          8. Perform any other activities consistent with the Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.   ADMINISTRATION

     A. The Audit Committee shall have prompt and unrestricted access to all financial and operating information relevant to the Corporation's business. The Audit Committee shall have ready access to the Corporation's legal counsel and to the independent accountants, and shall be provided from time to time with staff assistance from within the Corporation as requested.

     B. The Audit Committee is empowered to employ its own legal counsel, accountants or other experts, at the Corporation's expense, to deal with specific problems or issues that arise in the course of carrying out its duties and responsibilities.

     C. The Audit Committee's Chairperson periodically shall report the Audit Committee's findings to the Board of Directors.

VI.  CERTIFICATION

     This Charter of the Audit Committee was duly approved and adopted by the Board of the Corporation on the 17th day of May, 2000.

                                          /s/ SHERRY W. COHEN
                                          Secretary

                             POST PROPERTIES, INC.

                                     PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 22, 2001


The undersigned hereby appoints John A. Williams and John T. Glover each, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Post Properties, Inc. The undersigned would be entitled to vote these shares if personally present at the Annual Meeting of Shareholders, or at any adjournment thereof. The Annual Meeting will be held on Tuesday, May 22, 2001, at 9:00 a.m., local time, at One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, and will vote on the matters described in both and upon any other business that may properly come before the Annual Meeting of Shareholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON MAY 22, 2001. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

Please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?


---------------------------------             ----------------------------------

---------------------------------             ----------------------------------

---------------------------------             ----------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                         ------------------------------
                             POST PROPERTIES, INC.
                         ------------------------------


CONTROL NUMBER:
RECORD DATE SHARES:

Please be sure to sign and date this Proxy.        Date
                                                       ------------------------



-----------------------------                      -----------------------------
Shareholder sign here                              Co-owner sign here



DETACH CARD


1a. To elect one (1) director to serve until the 2003 Annual Meeting of
    Shareholders:

    (01) Ronald de Waal          FOR ALL              WITH-             FOR ALL
                                 NOMINEES             HOLD              EXCEPT
                                   [ ]                 [ ]               [ ]

1b. To elect three (3) directors to serve until the 2004 Annual Meeting of
    Shareholders:

    (02) Robert L. Anderson
    (03) Arthur M. Blank
    (04) John T. Glover

(Instructions: To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s) in the list above. Your shares will be voted for the remaining nominee(s)).


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSAL.

Mark box at right if an address change or comment has been noted on the reverse
side of this card.                                                          [ ]



                                                          DETACH CARD